Exhibit 3.34

BYLAWS

OF

APEX SUPPLY COMPANY, INC.

ARTICLE I.

OFFICES

Section 1.      Registered Office.  The corporation shall at all times maintain a registered office in the State of Delaware. The registered office of the corporation and the registered agent of the corporation at such office may be changed from time to time by the corporation in the manner specified by law.

Section 2.      Other Offices.  The corporation may have its principal office and other offices at such place or places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.      Place and Time of Meetings.  All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.      Annual Meetings.  Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote members to the board of directors, and transact such other business as may properly be brought before the meeting. The board of directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

Section 3.      Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 4.      Notice of Meetings; Waiver.  Written notice of an annual or special meeting of the stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or any other authorized officer by the board of director calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting need be stated in the written waiver of notice of such meeting. Notice of any meeting may be given by or at the direction of the chairman of the board of directors, the vice chairman of the board of directors, the president, the secretary or the board of directors. No notice need be given of the time and place of reconvening of any adjourned meeting if the time and place to which the meeting is adjourned are announced at the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.      List of Stockholders.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, to vote in person or by proxy at any meeting of the stockholders.

Section 6.      Quorum; Required Stockholder Vote.  Each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of common stock held by such stockholder that has voting power upon the matter in question. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of the outstanding shares entitled to vote and constituting a majority of the total votes are represented either in person or by proxy at such meeting. In all matters other than the election of directors, the affirmative vote of the shares present in person or represented by proxy and constituting a majority of the total votes present and entitled to be cast at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the certificate of incorporation or by these bylaws. Directors shall be elected by the affirmative vote of a plurality of the votes represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.      Proxies.  A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.

Section 8.      Organization.  Meetings of stockholders shall be presided over by the chairman of the board of the board of directors, or in such officer’s absence by the vice chairman of the board of directors, or in such officer’s absence by the president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in such officer’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9.      Record Date.  In order that the corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof; shall not be more than 60 nor less than ten days before the date of such meeting; (b) in the case of the determination of stockholders entitled to consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (w) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (x) the record date for determining the stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or its secretary; and (y) the record date for determining stockholders for any other purpose, including for entitlement to consent to corporate action without a meeting, when prior action by the board of directors is required by the Delaware General Corporation Law, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 10.      Written Consent of Stockholders.  Any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or its secretary. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law.

ARTICLE III.

DIRECTORS

Section 1.      Power of Directors.  The business and affairs of the corporation shall be managed by or under the direction of its board of directors. In addition to the authority and powers conferred upon the board of directors by the Delaware General Corporation Law, the certificate of incorporation and these bylaws, the board of directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the Delaware General Corporation Law, the certificate of incorporation and these bylaws.

Section 2.      Number and Term.  The number of directors which shall constitute the whole board of directors shall be no less than one, as determined initially by the incorporator and, after the issuance of stock, by resolution of the board of directors or by the stockholders at the annual or any special meeting. Each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the corporation. The directors, other than the first board of directors, shall be determined by resolution of the board of directors or by the stockholders at the annual meeting, except as hereinafter provided.

Section 3.      Vacancies.  Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.      Performance by Directors.  Each member of the board of directors and each member of any committee designated by the board of directors, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 5.      Meetings of the Board of Directors.  Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the board of directors may be held at such places within or without the State of Delaware and may be called by the chairman of the board of directors, the vice chairman of the board of directors, the president or a majority of the entire board of directors. Written notice of the time and place of such special meetings shall be given to each director by the person or persons calling such meeting by first class or registered mail at least four days before the meeting or by telephone, telecopy or in person at least one day before the meeting. Whenever notice is required to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of any required notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be stated in the notice or waiver of notice of such meeting.

Section 6.      Quorum.  At all meetings of the board of directors, one-third of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.      Organization.  Meetings of the board of directors shall be presided over by the president, the chairman of the board of directors, the vice chairman of the board of directors or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in such officer’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.      Written Consent of Directors.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee, as the case may be.

Section 9.      Meetings by Conference Telephone.  Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10.      Committees of Directors.

            (a)      The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority of the board of directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Chapter I of the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the corporation. Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article III.

Section 11.      Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the board of directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may he paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the board of directors may fix.

Section 12.      Removal of Directors.  Any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors at a special meeting called for that purpose.

Section 13.      Corporate Records.  The directors may keep the books of the corporation outside the State of Delaware, except such as are required by law to be kept within the state, at such place or places as they may from time to time determine.

ARTICLE IV.

OFFICERS

Section 1.      Officers.  The officers of the corporation shall be chosen by the board of directors and shall be a president, two vice presidents (any one or more of whom may be designated an executive vice president or senior vice president), a treasurer and a secretary. The board of directors may also choose a chairman of the board of directors, one or more vice chairmans of the board of directors, one or more assistant treasurers and one or more assistant secretaries, as well as other officers and agents, with such titles, duties and powers as the board of directors may from time to time determine. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws provide otherwise.

Section 2.      Appointment of Officers.  The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 3.      Salaries of Officers.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.       Term; Removal and Vacancies.  Each officer of the corporation shall hold office until such officer’s successor has been chosen and qualified or until such officer shall have resigned or shall have been removed. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.      Chairman of the Board of Directors.  The chairman of the board of directors, who shall be chosen from among the board of directors, shall have the general powers and duties of management and supervision of the business of the corporation, shall preside at all meetings of the board of directors if present, and shall, in general, perform all duties incident to the office of chairman of the board of directors and such other duties as, from time to time, may be assigned to him by the board of directors.

Section 6.       Vice Chairman.  In the absence of the chairman of the board of directors, or in the event of such officer’s inability or refusal to act, the vice chairman, if any, shall perform the duties and exercise the powers of the chairman of the board of directors and shall perform such other duties and have such other powers as the chairman of the board of directors or the board of directors may from time to time prescribe.

Section 7.      President.  It shall be the president’s duty to supervise generally the management of the business of the corporation. Without limiting the generality of the foregoing, in the absence of the chairman of the board of directors, or in the event of such officer’s inability or refusal to act, the president shall preside at all meetings of the stockholders and all meetings of the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the corporation and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8.      Vice Presidents.  In the absence of the president, or in the event of such officer’s inability or refusal to act, the vice presidents in the order determined by the board of directors (or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In addition, the vice presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the corporation, except where the execution thereof shall be otherwise delegated by the board of directors.

Section 9.      Chief Executive Officer.  The chief executive officer shall have the general powers and duties of management and supervision of the various operational functions of the corporation and of working with affiliates of the corporation in areas that are similar to the business of the corporation, subject, however, in each case, to the control of the board of directors. The chief executive officer shall report solely to the board of directors with respect to such officer’s activities on behalf of the corporation. The chief executive officer shall perform such other duties as may be assigned to him from time to time by the board of directors. The chief executive officer may assume the title of chairman in name only, but, unless the chief executive officer is expressly elected by the board of directors to be the chairman of the board of directors, shall neither be the chairman of the board of directors nor have any of the responsibilities, duties, rights or powers of the chairman of the board of directors.

Section 10.      Chief Operating Officer.  The chief operating officer shall have the general powers and duties of management and supervision of the various operational functions of the corporation and of working with affiliates of the corporation in areas that are similar to the business of the corporation, subject, however, in each case, to the control of the chief executive officer and board of directors. The chief operating officer shall report solely to the chief executive officer with respect to such officer’s activities on behalf of the corporation. Such officer shall, in general, perform such duties as the chief executive officer and board of directors may from time to time prescribe. The chief operating officer may assume the title of president in name only, but, unless the chief operating officer is expressly elected by the board of directors to be the president of the corporation, shall neither be the president nor have any of the responsibilities, duties, rights or powers of the president.

Section 11.      Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all such officer’s transactions as treasurer and of the financial condition of the corporation.

Section 12.      Assistant Treasurer.  The assistant treasurer (or, if there be more than one, the assistant treasurers in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of such officer’s disability, inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 13.      Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision such officer shall be. The secretary shall have custody of the corporate seal of the corporation and such officer, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

Section 14.      Assistant Secretary.  The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the board of directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of such officer’s disability, inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V.

CERTIFICATE OF STOCK

Section 1.      Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate of the shares of the corporation signed by the president or a vice president and either the treasurer or the secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

Section 2.      Signatures.  Any or all of the signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer were such officer at the date of issue.

Section 3.      Lost Certificates.  The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.      Transfers of Shares.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.      Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.      Stock Ledger.  A record shall be kept by the secretary or by any other officer, employee or agent designated by the board of directors, of the name of each person, firm or corporation holding capital stock of the corporation, the class and number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

ARTICLE VI.

INDEMNIFICATION

Section 1.      Actions Other Than Those by or in the Right of the Corporation.  Subject to Section 4 of this Article VI, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 2.      Action by or in the Right of the Corporation.  Subject to Section 4 of this Article VI, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.      Successful Defense of Action.  Notwithstanding, and without limitation of, any other provision of this Article VI, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.      Determination Required.  Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 5.      Advances.  Expenses (including attorneys’ fees) incurred by an officer or director in defending or investigating any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 6.      Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 7.      Nonexclusivity; Duration.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.      Other Indemnification.  The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan, enterprise or non-profit entity.

Section 9.      Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 10.      Definitions.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.      Depositories.  All funds of the corporation shall be deposited in the name of the corporation in such bank, banks, or other financial institutions as the board of directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the corporation by such person or persons as the board of directors may from time to time designate.

Section 2.      Inspection of Books and Records.  Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper business purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or its principle place of business. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director.

Section 3.      Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 4.      Seal.  The seal of the corporation shall consist of an impression bearing the name of the corporation around the perimeter and the word “Seal” and such other information. In lieu thereof, the corporation may use an impression or writing bearing the words “CORPORATE SEAL” enclosed in parentheses or scroll, which shall also be deemed the seal of the corporation.

ARTICLE VIII.

AMENDMENTS

Section 1.      Amendments.  These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. Pursuant to the certificate of incorporation, these bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors.